UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

SAFETY FIRST HEALTHCARE CORP

(Exact name of registrant as specified in its charter)

                                       Delaware    85-1133559

(State or other jurisdiction of incorporation or organization)  (I.R.S Employer Identification No.)

One Gateway Center, 26th Fl

Newark, New Jersey 07102

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (973) 277 4239

Copies to:

Franklin Ogele, President

One Gateway Center, 26th Fl

Newark, New Jersey 07102

Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each className of each exchange on which

   to be registered each class is to be listed or registered

                 Common Stock, $0.0001 Par ValueN/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1. Business

Safety First Healthcare Corp (“Safety First” or the “Company”) is a blank check company and qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012. The definition of an emerging growth company is a company with initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during the last completed fiscal year. See “The Company: The Jumpstart Our Business Startups Act”.

The Company was incorporated on May 19, 2020 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since its inception and its operations to date has been limited to issuing shares to its original shareholders and filing this registration statement. The Company was formed to provide a method for domestic or foreign private company to become a reporting company as part of the process toward the public trading of its stock.

The purpose of the Company is to enter into business combination with a business entity which desires the perceived advantages of effecting a business combination with an existing company which has a class of securities registered under the Exchange Act. The Company may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry or geographical location. Management anticipates that the Company will be able to participate in any one potential business combination because the Company has nominal assets and limited financial resources.

Franklin Ogele (“Ogele”) is the President and sole shareholder of the Company. is also the Managing Principal of Franklin Ogele, P.A., a securities industry law firm which provides legal representation for companies seeking to go public (the “Law Firm”). If the Company succeeds in executing a merger or business combination, our President will retain a minority percentage interest in the merged company while the owners of the private company retains a majority interest. The merged company may choose to retain the Law Firm for future legal representation or retain another law firm. Neither Ogele nor the Law Firm receives any other compensation, except that Ogele would retain minority percentage interest in the merged company and the Law Firm, if retained by the merged company, would provide legal services in return for legal fees. Ogele and the Law Firm does not provide public shareholder base to private company as part of the business combination. The private company would not buy the Company from Ogele. The private company will execute a merger agreement with the Company pursuant to which the owners of the private company would take control of the Company and Ogele retains a small percentage interest in the Company.

The President of the Company is also the Managing Principal of the Law Firm and as such may be considered affiliated. However, there is no agreement nor contractual relationship between the Company and the Law Firm to perform or provide services to the other. As a non-operating blank check company, the Company is available for a merger or business combination with any private company which chooses to use a reporting company incident to the process of registering its securities and becoming a reporting company.

The benefits of a business combination with the Company include:

1. Reincorporating of the private company in Delaware whose General Corporate Law is considered favorable for the operations of corporations.

2. The recapitalization of the stock structure of the private company suitable for public company.

3. The introduction of management of the private company to the reporting and other requirements of a public company before commencement of trading.

4. Increased visibility of the private company among financial community.

5. Reassurance to shareholders of the private company that the process of registering its shares for public trading has commenced and such shareholders can begin to view filings of the company, even prior to the registration of their own shares, on the website of the SEC.

6. The time required to review such business combination may be less than required to prepare, draft, and file a registration statement. However, upon completion of such business combination, the company must file a Form 8-K which includes disclosure similar to that required in a registration statement.

There is no assurance that any of these benefits will be achieved or that such benefits will benefit a private company.

A business combination will normally take the form of a merger, stock-for-stock exchange or stock -for-assets exchange. In most instances, a private company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

Once a change of control of the Company has been effected, if at all, new management may issue shares of its stock prior to filing a registration statement pursuant to the Securities Act of 1933 and such shares will be governed by the rules and regulations of the Securities and Exchange Commission regarding the sale of unregistered securities.

The Company has not generated revenues and has no income or cash flows from operations since inception. The continuation of the Company as a going concern is dependent upon financial support from its stockholders.

Management has agreed to fund the expenses of the Company until a change in control without reimbursement after which time, any future expenses will become the responsibility of new management. Because of the nature of the Company and its absence of on-going operations, these expenses are expected to be relatively low.

Aspects of a Public Company.

There are certain perceived benefits to being a public company whose securities are traded publicly:

These are commonly thought to include the following:

1. Increased visibility in the financial community;

2. Increased valuation;

3. Greater ease in raising capital;

4. Compensation of key employees through stock options for which there may be a market valuation;

5. Enhanced corporate image.

There are also certain perceived disadvantages to being a public company.

They are commonly thought to include the following:

1. Requirement for audited financial statements which the company may find to be of significant cost;

2. Required publication of corporate information and biographical information on the management which the company may perceive as private or competitive information;

3. Required filings of periodic and episodic reports with the Securities and Exchange Commission which can be time consuming.

Potential Private Companies.

Business entities, if any which may be interested in a combination, with the Company, may include the following:

1. A company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

2. A company which is unable to find an underwriter of its securities or is unable to find an underwriter of its securities on terms acceptable to it;

3. A company which wishes to become public with less dilution of its securities than would occur upon an underwriting;

4. A company which believes it will be able to obtain investment capital on more favorable terms after it has become public;

5. A foreign company which may wish an initial entry into the United States securities market;

6. A special situation company, such as company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;

7. A company seeking one or more of other perceived benefits of becoming a public company.

A business combination with a private company will normally involve the transfer to the private company of the majority of the of the issued and outstanding common stock of the Company and the substitution by the private company of its own management and the board of directors.

The proposed business activities described herein classify the Company as a “blank check” company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations regarding sale of securities of blank check companies. The Company will not make any effort to cause a market to develop in its securities until such time as the Company has successfully implemented a business combination and it is no longer classified as a blank check company.

The Company is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. The Company will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of the Company. Since a principal benefit of a business combination with the Company would normally be considered its status as a reporting company, it is anticipated that the Company will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this would occur, if it does, for how long.

Franklin Ogele, Esq. is the President and sole Director of the Company.

The Company has no employees nor any other persons other than Mr. Ogele who devote only limited amount of time to its affairs. All references herein to management of the Company refers to Mr. Ogele. The inability at any time of Mr. Ogele to devote sufficient attention to the Company could have material adverse effect on its operations.

Glossary

Blank Check CompanyAs used herein, a “blank check” company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

Business CombinationNormally a merger, stock-for-stock or stock for assets exchange with a private company or the shareholders of the private company.

Emerging Growth CompanyA company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during the last completed fiscal year.

Safety First Healthcare CorpThe corporation whose common stock is the subject of this registration statement.

Exchange ActThe Securities Exchange Act of 1934, as amended.

Securities ActThe Securities Act of 1933, as amended.

Reporting Company                           A company with a class of securities registered under the

                          Section 12 of the Securities Exchange Act of 1934.

Jumpstart Our Business Startups Act.

The disclosure below discusses generally the terms of the “Jumpstart Our Business Startups Act.” Currently, the Company is without operations or revenues and as such does not anticipate that it will effect certain transactions covered by such Act until, if at all, a change in the control of the Company is effected. Until at such time the Company effects a change in control, it does not expect that it will benefit from the exemptions of certain financial disclosures required in a registration statement as well as the simplification of the sale of securities and the relaxation of general solicitation for Rule 506 Offerings.

In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides among other things:

1Exemptions for emerging growth companies from certain financial disclosures and governance requirements for up to five (5) years and provides a new form of financing for small companies;

2Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Act of 1934;

3Relaxation of the general solicitation and general advertisement prohibition for Rule 506 Offerings;

4Adoption of new exemption for public offerings of securities in amounts not exceeding $50 million; and

5Exemption from registration by a non-reporting company offers and sale of securities of up to    $1,000,000.00 that complies with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

In general, under the JOBS Act, a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year.  A company will no longer qualify as an emerging growth company after the earliest of:

1the completion of the fiscal year in which the company has total annual gross revenue of $1 billion or more;

2the completion of the fiscal year of the fifth anniversary of company’s IPO;

3the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year  period, or

4the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company that meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings.

The exemptions that impact the Company are discussed below:

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from the registration statements filed by other companies as follows:

1audited financial statements for only two fiscal years;

2selected financial data required for only the fiscal years that were audited;

3executive compensation only needs to be presented in limited format now required for smaller reporting companies (A smaller reporting company is one with a public float of less than $75 million as of the last date of its most recently completed second fiscal quarter).

However, the requirements for financial disclosure provided by Regulation S-X promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently, a smaller reporting company is not required to file, as part of its registration statement, selected financial data, and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for supplemental auditor report about the audit.

Internal Control Attestation: The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the jobs Act goes on to exempt emerging growth companies from the requirements in the 34 Act Section 14A(e) for companies with a class of securities registered under the 34 Act to hold shareholder vote for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional investors or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker-dealer about an emerging growth company regardless if such report provides sufficient information for investment decision.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registrations statement and all amendments are filed within 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is those that have not had a 33 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

ITEM 1A – Risk Factors.

The business of the Company is subject to numerous risk factors. The following are the material risk factors regarding the business of the Company:

The Company has no operations to date, and it is not expected to begin any operations until a change in control if there would be one.

The Company has no operating history nor revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent upon support from its stockholders or obtaining additional capital.

The Company has not generated any revenues and has no income or cash flow from operations since its inception. The Company has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until consummation of a business combination.

Management will pay all expenses incurred by the Company until a business combination is effected, without repayment. There is no assurance that the Company will ever be profitable.

The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

The report of the Company’s independent auditors contained in the Company’s financial statements includes a paragraph that explains that the Company has recurring losses and has accumulated deficit. These matters raise substantial doubts regarding the Company’s ability to continue as a going concern without the infusion of capital through the sale of securities or through development of its operations or by effecting a business combination. Even in such cases, there is no assurance that the Company can create operations that can result in positive revenues. Without such, the Company will not be able to continue.

The Company is a shell company and as such, shareholders cannot rely on the provisions of Rule 144 for resale of their shares until certain conditions are met:

The Company is a shell company as defined under Rule 405 of the Securities Act of 1933 as a registrant that has no or nominal operations and either no or nominal assets, or assets consisting only of cash or cash equivalents and/or other nominal assets. As securities issued by a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144  once certain conditions are met, to wit: (i)

the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed “Form 10” information.

Thus a shareholder of the Company will not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a “Form 10” filing (e.g., audited financial statements, management information and compensation,  shareholder information, etc.)

The Company has only one director, officer and beneficial shareholder and as such may not benefit from diverse and multiple opinions.

The only officer and director of the Company is Franklin Ogele. Because management consists of only one person, the Company does not benefit from multiple judgments that a greater number of directors or officers would provide. The Company would rely completely on the judgment of its officer and director when deciding on a candidate for merger or business combination. Mr. Ogele anticipates devoting only a limited amount of time to the business of the Company. Ogele has not entered into written employment agreements with the Company and is not expected to do so. The Company has not obtained key man life insurance on either officer or director. The loss of the services of Ogele could adversely affect the development of the business of the Company and its likelihood of commencing operations.

Blank check companies do not always continue as public companies.

Being a public company involves many requirements including, but not limited to, regular public reporting and disclosure requirements, accounting expenses, including annual audit, officer and director limitations on sale of securities. The Company may not be able to meet the obligations of being a public company for whatever reason and may chose not to proceed as a public company and either become delinquent on the required 1934 Exchange Act filings resulting in automatic revocation of the registration or file a Form 15 voluntarily terminating the registration.

Indemnification of officers and directors may put the Company’s assets at risk.

The Certificate of Incorporation of the Company provides that the Company may indemnify officers and directors of the Company for liabilities which can include liabilities arising under the securities laws. Assets of the Company could be used or attached to satisfy any liabilities subject to such attachment.

The voting control by Ogele, the current shareholder, who is also the sole director and officer gives Ogele the ability to change the business plan of the Company. Moreover, Ogele is the sole shareholder and director of the Company and as such is in control of the Company and its direction and business plan. As the sole officer/shareholder/director of the Company for the purposes stated

in the registration statement, Ogele has the ability to change the purpose and direction of the Company without further amendment to the registration statement.

The Company’s election not to opt out of the JOBS Act extended accounting transition period may not make its financial statement easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company, the Company can elect to opt out of the extended transition period for any or revised accounting standards that may be issued by the PCOAB or the SEC. The Company has elected not to opt out of such extended transition period which means when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for a private company. This may make the comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the private company which combines with the Company. While business combinations with entities that have established operating histories are preferred, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if the Company had more funds available to it, would be desirable. In the event the Company completes a business combination; the success of its operations will be dependent upon the management of the private company and numerous other factors beyond the control of the Company. There is no assurance that the Company can identify a company and consummate a business combination.

The Company will seek only one business combination and as such there is no diversification of investment.

The purpose of the Company is to enter into business combination with a business entity which desires the perceived advantages of effecting a business combination with an existing company which has a class of securities registered under the Exchange Act. The Company may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry or geographical location. Management anticipates that the Company will be able to participate in any one potential business combination because the Company has nominal assets and limited financial resources. The lack of diversification should be considered a substantial risk to the shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company is primarily dependent on Ogele to secure a business combination. Without such business combination, it is unlikely that the Company will develop any business plan or operations or revenues and will remain a shell company. In addition, such reliance on Ogele alone may result in the Company missing other business combination opportunities otherwise available.

A private company that chooses to execute a merger or business combination with the Company and retain the Law Firm for any services whatsoever, would be required to execute a Conflict of Interest Waiver indicating that the client is aware of the common ownership or control of the Law Firm and the Company and has chosen to do so on its own volition. See Sample of Conflict of Interest Waiver.

No public market for the Company’s shares may ever develop and as a result, the liquidity of any outstanding shares will be limited.

It is likely that after a change in control and a possible subsequent business combination with a private company, the resultant new management of the Company will desire to have the Company’s shares listed or quoted on the over-the-counter bulletin board (“OTCBB”) or on OTCQB. There is no assurance, even if such shares are accepted for listing or quotation, that any market will develop or that the Company will locate a broker interested in or qualified in handling the Company’s securities. In such event, the ability of any shareholder to sell the Company’s shares owned by such shareholder will be limited.

Possible classification as a penny stock which may increase reporting obligations for any transaction and additional burden on any potential broker.

In the event a public market develops for the securities of the Company following a business combination, such securities may be classified as penny stock depending upon the market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9b which establishes the definition of a “penny stock”, for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require the delivery by the broker of a document to investor, stating the risks of investment in penny stocks, the possible lack of liquidity, commissions paid, current quotation and investors’ rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

There is a scarcity of and competition for business opportunities and combinations.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger and acquisition candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at competitive disadvantage in identifying possible business combinations and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.

There is no agreement for business combination and no minimum requirements for business combination.

As of the date of this registration statement, the Company has no agreement with respect to engaging in a business combination with a specific entity. When, if at all, the Company enters into a business combination, it will file the required reports with the Securities and Exchange Commission. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a private company to have achieved, or without which the Company will not consider a business combination with such business entity. Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth and other negative characteristics. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company.

Reporting requirements may delay or preclude acquisition.

Pursuant to the requirements of Section 13 of the Exchange Act, the Company is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the private company. The additional time and costs that may be incurred by some potential companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Prospects that do not have or unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

Notwithstanding a company’s agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to the Company at the time of entering into an agreement for a business combination. In cases where the audited financial statements are not available, the Company will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a company may prove to be an unfavorable one for the Company.

Possible Regulation under the Investment Company Act which, if imposed, would substantially increase reporting and compliance costs and regulations.

In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company will be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not have management or consulting services or are not involved in the business whose securities are held. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940. Any violation of such Act could subject the Company to material adverse consequences.

The Company will probably effect a change in control and management and biographies and objectives of such management and its impact on the Company are unknown.

A business combination involving the issuance of common stock of the Company will, in all likelihood, result in shareholders of the private company obtaining a controlling interest in the Company. As a condition of the business combination agreement, Ogele would retain only a minority percentage interest in the Company while the owners of the private company will retain a majority interest. The resulting change of the control of the Company will likely result in the removal of Ogele as an officer and director of the Company and a corresponding reduction in or elimination of Ogele’s participation in the future affairs of the Company.

The Company will probably effect business combination which may have a possible impact on the value of the shares of its common stock.

A business combination normally will involve the issuance of a significant number of additional shares. Depending on the assets of the Company acquired in such business combination, the per share value of the common stock of the Company may increase or decrease, perhaps significantly, after such business combination. At the present time, the Company is a blank check company without revenues or operations and there is no share value other than the initial capital contribution of its initial shareholders. Therefore, reliance on the current information regarding the current book value is probably not a good indication of future value of the stock as such value may decrease or increase after such business combination.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake.

Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the private company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction. Any potential acquisition or merger with a foreign company may create additional risks.

It is possible that the Company will enter into a business combination with a foreign entity and will therefore be subject risks and taxes that are currently unknown and the impact which is presently unpredictable.

If the Company enters into a business combination with a foreign concern, it will be subject to risks inherent to business operations outside the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national boundaries and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investments, resource self-sufficiency, balance of payments positions and in other respects. Any business combination with a foreign company may result in control of the Company by persons or individuals who are not residents of the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of shareholders to seek or enforce legal remedies against the Company.

ITEM 2. FINANCIAL INFORMATION.

PLAN OF OPERATION

The Company has no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company has not generated any revenues and has no income or cash flow from operations since inception. The Company has sustained losses to date and will, in all likelihood, continue to sustain expanse without corresponding revenues, at least until the consummation of a business combination.

The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain equity financing to continue operations, and successfully effecting a business combination. Management will pay all the expenses incurred by the Company until a business combination is effected without repayment.

There is no assurance the Company will ever be profitable.

The Company has no operations, nor does it currently engage in any business activities generating revenues. The Company’s principal business objective for the following 12 months is to be used in a business combination with a private company as part of that company’s process to become a public company.

The Company anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Act of 1934, including accounting fee and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $5,000.00 although management has not set a limit on the amount of expenses it will pay on behalf of the Company. Management has agreed to fund the expenses of the Company until a change in control without reimbursement after which time such expenses will become the responsibility of new management. Because of the nature of the Company and its absence of on-going operations, these expenses are expected to be relatively low.

Business Combination with a Private Company.

The Company will not make any independent search for a possible private company nor will it retain or use any entity to identify or analyze the merits of a private company. The Company will effect a business combination with a private company as part of the process of the private company becoming a public reporting company. Upon effecting a merger or business combination, the private company and the Company will make the appropriate filing reporting the event in the Form of Form 8-K or Form 13G as appropriate.

Management of the Company.

The Company has no full-time employees. Franklin Ogele is the sole officer and director of the Company and its shareholder. Mr. Ogele as President will allocate a limited portion of time to the activities of the Company without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of the Company.

The amount of time spent by Mr. Ogele the activities of the Company is not predictable. Such time may vary widely from an extensive amount when reviewing a company and effecting a business combination to an essentially quite time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend to review suitable companies.

General Business Plan.

The purpose of the Company is to effect a business combination with a business entity which chooses to become a public company by a combination with a reporting company and desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act.

The Company will not be restricted to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. Although the Company will not search for a target company itself, it will however, be available for use by any private company which wishes to use a reporting company incident to the process of registering its securities and becoming a reporting company. A client of the Law Firm that chooses to execute a combination with the Company is required to execute a Conflict of Interest Waiver indicating that the client is aware of the common ownership or control of the Law Firm and the Company, the fact that the client has the choice to file a Form S-1 but has opted to execute a combination with the Company.

Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another venture.

The private company with which the Company may effect a business combination may have recently commenced operations or may wish to a utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

After a change in control of the Company and after a subsequent business combination, if any, the current shareholder of the Company will retain an equity interest in the Company, which would be a non-controlling equity interest. The current officer and director of the Company may not be the officer or director after any change in control.

Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities complex and difficult.

The Company has, and will continue to have, no capital with which to provide the owners of business entities with any such cash or other assets.

Sixty days after the initial filing of this registration statement, the Company will automatically be subject to the reporting requirements of the Securities Exchange Act of 1934. Included in these requirements is the duty of the Company to file audited financial statements reporting a business combination which is required to be filed with the Securities Exchange Commission upon completion of the combination.

Because of the time required to prepare financial statements, a private company which has entered into a business combination agreement may wish to take control of the Company before it has completed its audit. Among other things, this will allow the private company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors and others. In such case, the Company will only have access to unaudited and possibly limited financial information about the private company in making a decision to combine with that company.

Public Market for the Company Shares.

It is likely that after a change in control and a possible subsequent business combination with a private company thereafter, the resultant new management of the Company will desire to have the Company’s shares listed or quoted on the over-the-counter bulletin board or in the electronic OTC Markets Group Inc. (formerly, Pink OTC Markets, Inc.). Present management does not intend to make such an application or seek such qualification for public trading of the shares but the Law Firm, if retained, will assist in such action of new management as part of its legal services.

A potential private company should be aware that the market price and trading volume of the securities of the Company, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of a successor management to encourage interest in the Company within the United States financial community. The Company does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post a bid and asked prices and are unlikely to take positions in the Company’s securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in the Company’s securities, which may result in a significant pressure on the market price.

Terms of a Business Combination.

In implementing a structure for a particular business combination, the Company may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement with another corporation or entity. On the consummation of a change in control, it is likely that the present management and shareholder of the Company will no longer be in control of the Company. In addition, it is likely that the officer and director of the Company may, as part of the terms of change in control, resign and be replaced by one or more new officers and directors.

It is anticipated that any securities issued in any business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. The Company will likely register all or a part of such securities for public trading after the transaction was consummated. If such registration occurs, it will be undertaken by the surviving entity after the Company has entered into an agreement for a business combination or has consummated a business combination and the Company is no longer considered a blank check company. The issuance of additional securities and their potential sale in any trading market which may develop in the securities of the Company may depress the market value of the securities of the Company in the future if such market develops, of which there is no assurance.

While the terms of a business transaction to which the Company may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

The current officer and director of the Company will provide his services without charge or any future repayment by the Company until such time as a change in control is effected and he no longer serve as officer or director. After effecting a change in control and any possible subsequent business combination, it is likely that the current shareholder will retain a non-controlling share ownership in the Company.

Competition

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company’s limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company’s competitors.

ITEM 3. PROPERTIES

The Company has no properties at this time and has no agreements to acquire properties. The Company currently uses the offices of management in Newark, NJ at no cost to the Company. Management will continue this arrangement until the Company completes a business combination.

ITEM 4.SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known by the Company to be the beneficial owner of 5 percent or more of the common stock of the Company, all the directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown:

Name and AddressNumber of

Of Beneficial OwnerBeneficially OwnedPercentage

Franklin Ogele (1)

One Gateway Center

26th Fl

Newark, NJ 0710220,000,000100%

(1) Franklin Ogele is President, Secretary and Sole Director of the Company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The Company has two directors and officers as follows:

Name AgePosition and Offices Held

Franklin Ogele66            President, Secretary and Director

Set forth below are the names of the directors and officers of the Company, all positions and offices held and the business experience during at least the last five years.

Franklin Ogele is our President, Secretary and Director. Franklin Ogele is an attorney and businessman. During the past five (5) years, Mr. Ogele has practiced law with Franklin Ogele, P.A. a securities law firm. Additionally, during the past five (5) years, Mr. Ogele has served as President of Phoenix Realty, Inc. and Summit Terminal LLC, both real estate companies and BlackBook Capital Inc., a former FINRA member firm.

Franklin Ogele’s Prior Involvement  in Blank Check Companies.

Franklin Ogele, the President and Director of the Company was involved in Wall Street Acquisitions, Corporation, (“WSAC”) an existing blank check company that has had a change in management and control and directors following a business combination. WSAC filed a Form 10 Registration Statement on February 24, 2017. On September 19, 2019 WSAC effected, in a stock-for-stock exchange transaction, acquisition of WSA Gold & Minerals Inc., a Texas corporation. Franklin Ogele did not receive any compensation in the business combination, except that Franklin Ogele retained 15% shareholding interest in the merged company.1 In addition, the Law Firm was not retained to provide on-going legal representation by the merged company. WSAC remains a shell company and has not filed Form S-1 Registration Statement pursuant to the 33 Act.

Investment Company Act of 1940.

Although the Company will be subject to regulation under the Securities Act and the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 in so far as the Company will not be engaged in the business of investing or trading in securities.

In the event the Company engages in business combinations which results in the Company holding passive interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company will be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Act of 1940. Any violation of such Act will subject the Company to material adverse consequences.

ITEM 6.   EXECUTIVE COMPENSATION.

The officer and director of the Company do not receive any compensation for services to the Company, have not received such compensation in the past, and are not accruing any such compensation. However, the officer and director of the Company is also sole shareholder and anticipate receiving possible benefits as a shareholder if the value of the shares of the Company increase after a business transaction is effected as in such business transaction, he will retain some of his shares in the Company and will benefit from any such increase in share value.

No retirement, pension, profit sharing or stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

1 https://www.sec.gov/cgi-bin/browse-edgar?company=WALL+STREET+ACQUISITION&owner=exclude&action=getcompany

ITEM 7CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

The Company has issued a total of 20,000,000 shares of founder common stock pursuant to Section 4(2) of the Securities Act. Mr. Ogele is President, Director and shareholder of the Company. As organizer and developer of the Company, Ogele may be considered a promoter of the Registrant.

The Company is not currently required to maintain an independent director as defined in Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that neither Ogele would not be considered independent directors if the Company were to do so.

ITEM 8 LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against the Company.

Franklin Ogele is the President of Phoenix Realty, Inc. and a Member of Summit Terminal LLC which sought Chapter 11 Bankruptcy protection in 2019 in regard to certain real estate transaction. Phoenix Realty, Inc. had provided corporate guarantee in connection with the purchase by Summit Terminal LLC of certain property in Myrtle Beach, South Carolina. Phoenix Realty, Inc. and Summit Terminal LLC, sought protection under Chapter 11 of the Bankruptcy Code to protect the equity in the property. Franklin Ogele believes the matter will be resolved with refinancing of the property. See In Re: Phoenix Realty, Inc./ Summit Terminal LLC, United States Bankruptcy Court, District of New Jersey, See In Re Phoenix Realty, Inc., and In Re: Summit Terminal LLC Docket Nos. 19-23949 (SLM) and 19-2394, United States Bankruptcy Court, District of New Jersey, dismissed and refiled as In Re: In the Matter of Summit Terminal LLC, United States Bankruptcy Court, District of South Carolina, Docket No. 20-00093-jw.

In June 2018, Mr. Ogele, in connection with his role as Chief Compliance Officer of BlackBook Capital, Inc., a former FINRA member firm, entered into an Acceptance Waiver and Consent Letter with FINRA pursuant to which Mr. Ogele was fined $5,000.00 and suspended for 45 days in any principal capacity beginning June 4, 2018 through July 18, 2018 in regard to alleged failure on the part of Mr. Ogele to properly supervise a registered stockbroker of BlackBook Capital. Mr. Ogele had withdrawn his registration as an associated person of a broker-dealer in or about June 2016, prior to the FINRA action.

ITEM 9MARKET PRICE AND DIVIDENDS IN THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Price. There is no trading market for the Company’s common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such market does develop, that it will continue. There is no common or other equity subject to any outstanding options or warrants or any securities convertible into common stock of the Company, nor is there any common stock currently being publicly offered by the Company. At the time of this registration, no shares issued by the Company are available for sale pursuant to Rule 144 promulgated under the Rules and Regulations of the Securities and Exchange Commission, but after the requisite holding period, the shareholders of the Company could offer their shares for sale pursuant to such rule. However, all the stockholders of the Company are officers and directors and as such, subject to the rules governing affiliated persons for sales pursuant to Rule 144.

Pursuant to Rule 144(i), of the Securities Act of 1933, the safe harbor provisions of Rule 144 are not available to shareholders of the Company and will continue to be unavailable until at least one year after the Company ceases to be a company with no or nominal operations and has filed all reports and other materials required be filed under Section 13 or 15(d) of the Exchange Act as applicable, during the preceding 12 months.

Holders. The issued and outstanding shares of common stock of the Company were issued to shareholders in accordance with the exemptions from registration afforded under Section 4(2) of the Securities Act of 1933.

Dividends. The Company has not paid dividends to date and has no plans to do so in the immediate future. The Company presently intends to retain all earnings, if any, for use in the business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon the Company’s revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of the Board of Directors of the Company.

ITEM 10.RECENT SALES OF UNREGISTERED SECURITIES

Since incorporation on May 19, 2020 the Company has issued 20,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 to its founder.

On June 15, 2020, the Company issued the following shares of its common stock:

Name Number of Shares

Franklin Ogele (1)  20,000,000

(1) Franklin Ogele is President, Secretary and Director of the Company.

ITEM 11DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $0.0001, of which there are 20,000,000 issued and outstanding.

The following statements relating to the capital stock set forth the material terms of the securities of the Company; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation and the By-Laws, copies of which are filed as exhibits to this registration statement.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably on dividends, if any, as may be declared from time to time by the Board of Directors of the Company in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All the outstanding shares of the common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase common stock of the Company. There are no conversion or redemption rights or sinking funds provisions with respect to the common stock.

Preferred Stock

The Company’s Certificate of Incorporation does not provide for preferred stock. However, the Company’s By-Laws authorizes the Board of Directors to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware to establish from time to time, the number of shares to be included in each series and to fix the designation, powers, preferences and rights of such series and the qualifications, limitations and restrictions thereof without any further vote or action by the shareholders.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividends or liquidation rights. Any future issuance of preferred stock may have effect of delaying, deferring or preventing change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of holders of the common stock. At present the Company has no plans to issue preferred stock, nor adopt any series, preference or other classification of preferred stock.

The issuance of shares of preferred stock or the issuance of rights to purchase such shares, could be used to discourage any unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under such circumstances, the issuance of preferred stock could adversely affect the voting power of holders of the common stock.

Although the Board of Directors is required to make any determination to issue stock based on its judgement as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or most the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval to any issuance of currently authorized stock, unless otherwise required by law or otherwise. The Company has no present plans to issue preferred stock.

Trading of Securities in Secondary Market.

Following business combination, a private company would normally wish to cause the Company’s common stock to trade in one or more United States securities markets. The private company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps would normally involve filing a registration statement under the Securities Act of 1933. Such registration statement may include securities held by the current shareholders or offered by the Company, including warrants, shares underlying warrants, and debt securities.

In order to qualify for listing on the Nasdaq Capital Market, under the Net Income Standard, a company must have at least (1) $4,000,000 in Stockholders Equity, (2) $5,000,000 in Market Value of Unrestricted Publicly Held Shares, (3) $750,000.00 in Net Income, (4) 1,000,000 Unrestricted Publicly Held Shares; (5) 300 Unrestricted Round Lot Shareholders; (6) 3 Market Makers and (7) a $4.00 Bid or $3.00 Closing Price. The merged company may also choose, depending on the financial condition, anyone of other Nasdaq listing standards accessible on https://listingcenter.nasdaq.com/assets/initialguide.pdfnadlisting. For continued listing, in the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

If, after a business combination and qualification of its securities for trading, the Company does not meet the qualification for listing on the Nasdaq Capital Market, the company may apply for quotation of its securities on the OTC Bulletin Board.

In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files Form 211.

The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

In certain cases, the Company may elect to have its securities initially listed on the Pink Sheets published by Pink OTC Markets Inc.

In general, there is more liquidity for stocks traded on the Nasdaq Stock Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where,

if at all, the securities of the Company will be traded following a business combination or qualification of its securities for trading.

The National Securities Market Improvement Act of 1996 limited the authority of the states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Section 13 or 15(d) of the Exchange Act. As a result, sales of the Company’s common stock in the secondary market by holders thereof, may be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under the state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Additional Information

This registration statement and all other filings of the Company when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission’s website at www.sec.gov. The Company will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing this registration statement.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act.

Article 10 of our Certificate of Incorporation of the Company provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except that a director shall be liable to the extent provided by the applicable law, (i) for breach of director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or violation of law; (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction for which the director received or derived an improper personal benefit. Article 11 of our Certificate of Incorporation also provides that the Company shall indemnify to the fullest extent permitted under Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The DGCL and our Certificate of Incorporation allow us to indemnify our officers and directors from certain liabilities to the extent not prohibited by DGCL or any other applicable law and our Bylaws state that we shall indemnify every (i) present or former director, advisory director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i)

served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise (each an “Indemnitee”).

Our Bylaws provide that the Company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under the Bylaws.

Notwithstanding the above, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Our Bylaws and Certificate of Incorporation include certain indemnification provisions for our officer or directors against liability under the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company is a smaller reporting company in accordance with Regulation S-X.

ITEM 14.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON                 ACCOUNTING AND FINANCIAL DISCLOSURE.

The Company has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15 FINANCIAL STATEMENTS AND EXHIBITS

Set forth below are the audited financial statements for the Company for the period ended June 15, 2020. The following financial statements are attached to this report and filed as a part thereof.

 FINANCIAL STATEMENTS FOR

Period from May 19, 2020 (Inception) to June 15, 2020

Report of Independent

Registered Public Accounting Firm                                                                       29  Financial Statements                                                                                                 30-33

Notes to Financial Statements                                                                                   34-40

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Safety First Healthcare Corp.

Opinion on the Financial Statements

We have audited the accompanying  balance sheet of Safety First Healthcare Corp. (the "Company") as of June 15, 2020, the related statement of operations, stockholders' equity (deficit), and cash flows for the period May 19, 2020 (Inception) through June 15, 2020 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 15, 2020, and the results of its operations and its cash flows for the period May 19, 2020 (Inception) through June 15, 2020, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2020

Lakewood, CO

June 23, 2020

		SAFETY FIRST HEALTHCARE CORP
		BALANCE SHEET
		As of June 15, 2020

ASSETS
Current Assets
Cash and Cash Equivalents		$715.00

Total Assets		$715.00

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accrued Liabilities		$0
Due to Related Party		$0
Total Liabilities		$0

STOCKHOLDER'S EQUITY
Common Stock, 0.0001 par value,
20,000,000 authorized, 20,000,000
issued and outstanding		$2000.00
Additional Paid In Capital		$4000.00
Accumulated Deficit		$-5285.00
Total Stockholder's Equity		$715.00
	$
Total Liabilities and Stockholder's Equity		$715.00

The accompanying notes are an integral part of these financial statements

	SAFETY FIRST HEALTHCARE CORP
	STATEMENT OF OPERATIONS
	FROM MAY 18, 2020 THRU JUNE 15, 2020

	For the period ended June 15, 2020

Revenues	$	0
Cost of Revenue	$	0
Gross Profit	$	0

Professional Fee	$	5,000.00
Legal Fee	$	0.00
Filing Fees and Mails	$	285
Loss Before Income Taxes		-5285

Income Tax Expense	$	0.00

Net Loss	$	-5285

Loss per share - Basic		-0.0001
Weighted Average Shares -
Basic and Diluted		20,000,000

The accompanying notes are an integral part of these financial statements

	SAFETY FIRST HEALTHCARE CORP
	STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
	FOR THE PERIOD FROM INCEPTION (MAY 19, 2020) TO JUNE 15, 2020
		COMMON	ADDITIONAL		TOTAL
		STOCK	PAID IN	ACCUMULATED	STOCKHOLDERS
	SHARES	AMOUNT	CAPITAL	DEFICIT	EQUITY

Balance as of
5/18/2020	0	0	0	0	0

Issuance of
Common Stock	20,000,000	$2,000.00	$4,000.00		$6,000.00

Net Loss				$5,285.00	($5,285.00)

Balance as of June 15, 2020	20,000,000	$2,000.00	$3,000.00	$5,285.00	$715.00

The accompanying notes are an integral part of these financial statements

SAFETY FIRST HEALTHCARE CORP
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION
(MAY 19, 2020) TO JUNE 15, 2020

Net Loss	$-$5,285.00

Adjustments to reconcile net loss to net cash
used in operating activities:

Accounts Payable	0

-5,285.00
Net cash used in operating activities

CASH FLOWS FROM INVESTING ACTIVITIES	0

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Stock	2,000.00
Proceeds from Owner Contribution	4,000.00
Net cash provided by financing activities	6,000.00

Net increase in cash and cash equivalents	715.00
Cash and cash equivalents beginning of period	-
Cash and cash equivalents end of period	$715.00

Supplemental disclosure of cash flow information:

Interest Paid	-
Taxes Paid	-

The accompanying notes are an integral part of these financial statements

SAFETY FIRST HEALTHCARE CORP

Notes to the Audited Financial Statements

For the period from May 19, 2020 (Inception) through June 15, 2020

Note 1 – Organization and Description of Business

Safety First Healthcare Corp (the “Company”) was incorporated on May 19, 2020 under the laws of the State of Delaware to engage in lawful corporate undertaking, including, but limited to, selected mergers and acquisitions. The Company has been in the developmental stage since its inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stocks for assets exchange.

The Company has elected December 31st as its year end.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for annual financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (i) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (ii) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 inputs are quoted (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for asset or liability, either directly or indirectly.

Level 3 inputs are observable input for asset or liability. The carrying amount of financial assets such as cash approximate their fair values because of short maturity of these assets.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 15, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities, and promissory notes payable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash balances with a high-credit-quality financial institution.

The following table depicts the composition of the Company’s cash and cash equivalents as of June 15, 2020:

June 15, 2020

Deposits placed with banks	$715.00
Total cash and cash equivalents	$715.00

Concentration of Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of June 15, 2020.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance provided in ASC Topic 606 ("ASC 606") requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis.

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company did not have any stock-based compensation plans in effect at June 15, 2020. The Company’s stock-based compensation for the period from May 19, 2020 (inception) through June 15, 2020 was $0.00.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of June 15, 2020 and, thus, anti-dilution issues are not applicable.

Recent Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In August 2018, the FASB issued ASU 2018-14, regarding ASC Topic 820, Fair Value Measurement. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company will evaluate the impact of this standard on its financial statements.

In May 2019, the FASB issued ASU 2019-05, regarding ASC 326, Financial Instruments – Credit Losses. For entities that have not yet adopted the amendments in Update 2016-13, the effective date and transition methodology for the amendments in this Update are the same as in Update 2016-13. In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) (“ASU 2016-13”), which will change the impairment model for most financial assets and require additional disclosures. The amended guidance requires financial assets that are measured at amortized cost be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets. The amended guidance also requires us to consider historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount in estimating credit losses. The Company will evaluate the impact of this standard on its financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. The Company has sustained operating losses since its inception and has yet to establish any sources of revenue sufficient to sustain its current operations. At June 15, 2020, the Company had a working capital of $715  and an accumulated deficit of $5,285.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. The Company will need to raise additional capital from either the issuance of debt or sale of its common stock. Management plans to fund operating expenses with related party contributions to capital. However, there can be no assurance that management will be successful in executing its plan.

NOTE 4 – INCOME TAXES

Reconciliation of the income tax expense / (benefit) computed at the U.S. Federal income tax rate to the Company’s reported income tax expense / (benefit) for the period ended June 15, 2020 is as follows:

For the period from inception to June 15, 2020
Profit / (loss) from operations before income tax	$(5,285)
Income tax rate	21%
Income tax expense at the U.S Federal tax	$(1,110)
Adjustments to derive effective tax rate:
State and local net of federal benefit	-
Non-deductible stock bases compensation	-
Other non-deductible expenses	-
Non allowable carryover of losses	223
Valuation allowance	$887
Income tax (benefit) / expenses	$-

The ultimate realization of deferred tax assets depends primarily on the Company’s ability to generate sufficient timely future income of the appropriate character in the appropriate taxing jurisdiction.

At June 15, 2020, Company has no unrecognized tax benefits.

The following tables set forth the components of deferred income taxes as of June 15, 2020:

June 15, 2020

Deferred tax assets:
Net operating loss carryforwards	5285
Less: valuation allowance	(5,285)
Total deferred tax asset	$–

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (“TCJA”), which instituted fundamental changes to the taxation of corporations, including a reduction the U.S. corporate income tax rate to 21% beginning in 2018.

As of June 15, 2020, the Company had federal, state, and local net operating loss carryforwards of approximately $5,285 that are available to offset future liabilities for income taxes. The Company has generally established a valuation allowance against these carryforwards based on an assessment that it is more likely than not that these benefits will not be realized in future years. The federal and state net operating loss carryforwards expire at various dates through 2038.

The Company is currently not subject to examination in federal, state, and local jurisdictions in which the Company conducts its operations and files tax returns.

The Company has made its assessment of the level of tax authority for each tax position (including the potential application of interest and penalties) based on the technical merits and determined that no unrecognized tax benefits associated with the tax positions exist.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company estimates loss contingencies in accordance with FASB ASC 450-20, Loss Contingencies, which states that a loss contingency shall be accrued by a charge to income if both of the following conditions are met: (i) information available before the financial statements are issued or are available to be issued indicates that it is probable that a liability had been incurred at the date of the financial statements and (ii) the amount of loss can be reasonably estimated. The Company has not made any adjustments for loss contingencies to the accompanying financial statements as of June 15, 2020.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Common Stock

The authorized common stock of the Company consists of 20,000,000 shares of Common Stock with a par value of $0.0001. There were 20,000,000 shares of Common Stock issued as of June 15, 2020 to Franklin Ogele, CEO and Director.

The Company does not have any potentially dilutive instruments as of June 15, 2020 and, thus, anti-dilution issues are not applicable.

Pertinent Rights and Privileges

Holders of shares of the Company’s common stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common stock does not have cumulative voting rights, nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to June 15, 2020 to the date these consolidated financial statements were issued and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

INDEX TO EXHIBITS

EXHIBIT NUMBERDESCRIPTION

3.1Certificate of Incorporation of Safety First Healthcare Corp

3.2Bylaws of Safety First Healthcare Corp

3.3Specimen of Stock Certificate of Safety First Healthcare Corp

3.4Sample Conflict of Interest Waiver

23.1Consent of independent registered public accounting firm

Signatures

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Safety First Healthcare Corp

/s/ Franklin Ogele, President

Dated: June 15, 2020